UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2024 (June 18, 2024)

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Compensatory Arrangements of Certain Officers.

Sixth Amendment to the 2019 Equity Incentive Plan

On June 12, 2024, Riot Platforms, Inc. (“Riot,” “us,” “we,” “our” or the “Company”) adopted the Sixth Amendment (the “Sixth Amendment”) to the 2019 Equity Incentive Plan (the “2019 Equity Plan”) and reserved for issuance thereunder the 15,000,000 additional shares of the Company’s common stock, no par value per share, (“Common Stock”) covered by such Sixth Amendment (the “Sixth Amendment shares of Riot stock”), as approved by the Company’s stockholders at the 2024 annual meeting of the Company’s stockholders held on such date (the “2024 Annual Meeting”). The results of the 2024 Annual Meeting are described in greater detail under Item 5.07 of this Current Report on Form 8-K (this “Report”), below.

The Sixth Amendment was previously approved and recommended by the Board of Directors of the Company (the “Board”) and its Compensation and Human Resources Committee (the “Compensation Committee”), which oversees the 2019 Equity Plan, on April 15, 2024, subject to shareholder approval. A more detailed description of the Sixth Amendment and related matters was set forth in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 29, 2024 (the “Proxy Statement”), under the heading “Proposal No. 5: Approval of the Sixth Amendment to the 2019 Equity Incentive Plan to Increase the Number of shares of Riot stock Reserved for Issuance Thereunder by 15,000,000 shares of Riot stock” and is incorporated herein by reference.

The 2019 Equity Plan provides for grants of unvested compensatory awards of equity in the Company, which may be awarded, in the Compensation Committee’s discretion, as grants of restricted shares of Common Stock, restricted shares of preferred stock of the Company, restricted stock units, options, warrants, and other derivative securities and contractual rights relating to the Company’s securities. Such equity awards may be granted to all directors, officers, employees, and service providers of the Company eligible to participate in the 2019 Equity Plan. Equity awards granted under the 2019 Equity Plan are subject to certain restrictions and are at risk of forfeiture until vesting, which may occur based on the achievement of service requirements or performance criteria, as established by the Compensation Committee and specified in an award agreement covering such awards. Equity awards granted under the 2019 Equity Plan, including vested awards, may also be subject to clawback rights of the Company, as specified in the applicable award agreement, the 2019 Equity Plan, or the Company’s compensation policies and other governing documents. The Sixth Amendment amends the 2019 Equity Plan solely to increase the number of shares reserved for issuance under the 2019 Equity Plan by 15,000,000 shares, and no further amendments were made to the 2019 Equity Plan, as amended.

The foregoing summary of the Sixth Amendment and of the 2019 Equity Plan, as well as the summaries thereof set forth in the Proxy Statement, are qualified in their entirety by reference to the full text of the Sixth Amendment and of the 2019 Equity Plan, as amended, which are filed as Exhibits 4.1 and 4.2, respectively, to this Report and incorporated by reference herein.

Amendment to Executive Employment Agreements

Effective June 12, 2024, the Board, upon recommendation of the Compensation Committee and its advisors, authorized and approved amendments to the executive employment agreements of the following executive officers of the Company (collectively, the “Covered Officers”): Mr. Benjamin Yi, Executive Chairman; Mr. Jason Les, Chief Executive Officer; Mr. Colin Yee, Executive Vice President and Chief Financial Officer; Mr. Jason Chung, Executive Vice President and Head of Corporate Development; and Mr. William Jackman, Executive Vice President and General Counsel. Such amendments solely revise the severance benefits that would be afforded to such Covered Officers in the event of a qualifying separation from service from the Company, subject and pursuant to such Covered Officer’s execution and delivery of a separation and release agreement in form reasonably satisfactory to the Company (a “Severance Agreement”). Under such amendments, the severance benefits to be afforded to the Covered Officers vary depending on the reason for such Covered Officer’s separation from service from the Company, as follows:

Termination for Cause: No severance benefits shall be paid to the Covered Officers if their employment with the Company is terminated for “Cause” (as defined under the Company’s form of Executive Employment Agreement, adopted as of September 27, 2022, and filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2022).

Termination without Good Reason (without Notice): No severance benefits shall be paid Covered Officers if their employment with the Company is terminated by the Covered Officer, without “Good Reason” (as defined under the Company’s form executive employment agreement) and without giving appropriate notice to the Company of such resignation.

Termination without Good Reason (with Notice). If Covered Officer’s employment with the Company is terminated by the Covered Officer without Good Reason and with appropriate notice, the following severance benefits would be due under a Severance Agreement with such Covered Officer: (a) one (1) month’s base salary; and (b) the Annual Incentive Bonus such executive would have received for the year of the termination, based on achievement of 25% of performance targets for such Covered Officer in the year of termination, pro-rated through the termination date.

Non-Renewal of Employment Term. If the Company chooses not to renew the Covered Officer’s employment following the expiration of the then-current employment term (as defined under the Covered Officer’s employment agreement), the following severance benefits would be due under a Severance Agreement with such Covered Officer: (a) three (3) months’ base salary; and (b) the Annual Incentive Bonus such executive would have received for the year of the termination, based on achievement of 25% of performance targets for such Covered Officer in the year of termination, pro-rated through the termination date.

Termination without Cause; Termination for Good Reason. If the Covered Officer’s employment with the Company is terminated by the Company without Cause, or by the Covered Officer for Good Reason, the following severance benefits would be due under a Severance Agreement with such Covered Officer: (a) the lesser of (i) twelve (12) months’ base salary and (ii) the balance of the base salary payments the Covered Officer would have received through the end of the Employment Term, but for the termination; (b) the Annual Incentive Bonus such Covered Officer would have received for the year of the termination, based on achievement of 100% of performance targets for such Covered Officer in the year of termination, pro-rated through the termination date; (c) acceleration of the vesting of 100% of all outstanding service-based equity awards that would have vested within twelve (12) months of the termination date, but for the termination; and (d) continuation of the vesting of all outstanding performance-based equity awards through the end of the applicable performance period for such awards, as if the Covered Officer’s employment with the Company had not been terminated.

Termination due to a Change-in-Control. If the Covered Officer’s employment with the Company is terminated, other than for Cause, within six (6) months of a qualifying “Change-in-Control” (as defined under the Company’s form of executive employment agreement), the following severance benefits would be due under a Severance Agreement with such Covered Officer: (a) the greater of (i) twelve (12) months’ base salary and (ii) the balance of the base salary payments the Covered Officer would have received through the end of the Covered Officer’s then-current employment term, but for the termination; (b) the Annual Incentive Bonus such Covered Officer would have received for the year of the termination, based on achievement of 100% of performance targets for such Covered Officer in the year of termination (with no proration); (c) acceleration of the vesting of 100% of all outstanding service-based equity awards which remained unvested as of the termination date; and (d) acceleration of the vesting all outstanding performance-based equity awards which remained unvested as of the termination date, based on achievement of the maximum performance objectives for such performance awards.

Death or Disability. If the Covered Officer’s employment with the Company ends as a result of the executive officer’s death or disability, the following severance benefits: (a) six (6) months’ base salary; (b) the Annual Incentive Bonus such executive would have received for the year of the termination, based on achievement of 50% of performance targets for such executive in the year of termination, pro-rated through the termination date; (c) acceleration of the vesting of 50% of all service-based equity awards that would have vested within twelve (12) months of the termination date, but for the termination; and (d) continuation of the vesting of all performance-based equity awards through the end of the applicable performance period for such awards, as if the Covered Officer’s employment had not been terminated.

Unless the Covered Officer enters into a Severance Agreement in form reasonably satisfactory to the Company, and except as stated above, all outstanding equity awards granted under the 2019 Equity Plan which remained unvested as of the date the Covered Officer’s employment and service with the Company is terminated would be automatically forfeited and returned to the Company, without compensation, as of the termination date.

Accordingly, as authorized and directed by the Board and the Compensation Committee, the Company will enter into amendments to the executive employment agreements currently in place with the Covered Officers, effective as of June

12, 2024. Except as disclosed by the Company, these amendments will not affect the employment terms, compensation arrangements, or other rights of the Covered Officers, as previously disclosed by the Company.

Form of Indemnification Agreement

On June 12, 2024, the Compensation Committee adopted the new form of indemnification agreement (the “Indemnification Agreement”) and the Board, upon the Compensation Committee’s recommendation, authorized and directed the Company to enter into Indemnification Agreements with each of the Company’s officers and directors, as appropriate.

The Compensation Committee determined that the directors’ and officers’ liability insurance coverage presently available to the Company may be inadequate to cover all possible exposures for which the Company’s directors and officers may require indemnification, due to changes in applicable Nevada law. The Compensation Committee believes that such indemnification is necessary to recruit and retain the talented directors and officers it needs to execute its strategic objectives, and, therefore, that the interests of the Company and its stockholders would best be served by ensuring that its directors and officers are given adequate assurances regarding indemnification. Accordingly, the Compensation Committee adopted the new form of Indemnification Agreement and established a new standard practice of entering into an Indemnification Agreement with each applicable director and officer of the Company, consistent with Company policies and industry practices.

Pursuant to such Indemnification Agreements, the Company would, to the fullest extent permitted by applicable law and Company policies, indemnify the applicable director or officer for costs and liability incurred by such director or officer in his or her defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative proceeding brought against such director or officer (other than an action, suit, or proceeding by, in the name or on behalf of, or in right of, the Company or any Subsidiary). Any such indemnification shall continue beyond the termination of the applicable director’s or officer’s employment with the Company.

The foregoing description of the Indemnification Agreement is a summary and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2024, the Company filed a copy of the amendment to the Articles of Incorporation of Riot Platforms, Inc. (the “Amendment”) with the Secretary of State of the State of Nevada, to increase the number of authorized shares of Common Stock from 340 million shares to 680 million shares, as approved by the Company’s stockholders at the 2024 Annual Meeting. A copy of the Amendment is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of the Security Holders.

On June 12, 2024, Riot held its 2024 Annual Meeting, during which the Company’s stockholders were asked to vote on the five (5) proposals submitted by the Board for stockholder approval, as set forth in the Proxy Statement.

As disclosed in the Proxy Statement, the Board fixed April 23, 2024, as the record date for the 2024 Annual Meeting (the “Record Date”) and, pursuant to our Bylaws, only those shares of Riot stock issued and outstanding as of the Record Date were eligible to participate in and vote at the 2024 Annual Meeting. As of the close of business on the Record Date, there were 288,784,946 shares of Riot’s stock entitled to vote at the 2024 Annual Meeting.

The Company’s Bylaws require the presence of a quorum of at least one-third (33.333%) of the shares of Riot stock eligible to vote at the 2024 Annual Meeting for business to be conducted. There were 174,998,388 shares of Riot stock present at the 2024 Annual Meeting, in person or by proxy, constituting approximately 60.6% of the shares of Riot stock eligible to vote at the 2024 Annual Meeting, satisfying our Bylaws’ quorum requirement.

At the 2024 Annual Meeting, the following five (5) proposals were voted on by the Company’s stockholders:

Proposal No. 1:Election of Directors

Proposal No. 2:Ratification of the Independent Auditors

Proposal No. 3:Advisory Vote on the Company’s Executive Compensation

Proposal No. 4:  Approval to Amend the Articles of Incorporation of Riot Platforms, Inc.

Proposal No. 5:Approval of the Sixth Amendment to the 2019 Equity Incentive Plan

According to the final vote, the Company’s stockholders approved all of the proposals at the 2024 Annual Meeting.

The final voting results on each of the proposals at the 2024 Annual Meeting are set forth below:

Proposal No. 1: Election of Directors

According to our Articles of Incorporation and Bylaws, the director nominees receiving the most “For” votes will be elected to serve on the Board. Broker Non-Votes do not affect the outcome of director election. The results of the stockholder vote at the 2024 Annual Meeting on this proposal were as follows:

Director Nominee	Director Class	Expiration of Term	Votes For	Votes Withheld	Broker Non-Votes
Benjamin Yi	Class III	2027 Annual Meeting	91,475,905	15,487,260	68,035,223
Jason Les	Class III	2027 Annual Meeting	101,121,975	5,841,190	68,035,223

Accordingly, the director nominees, Messrs. Benjamin Yi and Jason Les, were elected by the stockholders to serve on the Board as Class III Directors, with terms of office expiring at the 2027 Annual Meeting and until successors are duly qualified and elected by the Company’s stockholders, or their earlier death, resignation or removal.

Proposal No. 2: Ratification of the Independent Auditors

According to our Articles of Incorporation and Bylaws, the affirmative vote of a majority of the shares of Riot stock present and voting at a stockholders’ meeting is required to obtain stockholder ratification, on an advisory basis, of the Company’s appointment of its independent public company registered accountants. The results of the stockholder vote at the 2024 Annual Meeting on this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes

170,757,327	2,824,475	1,416,586	0

Accordingly, the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the year ending December 31, 2024, was ratified by in an advisory vote by the stockholders.

Proposal No. 3: Advisory Vote on the Company’s Executive Compensation

According to our Articles of Incorporation and Bylaws, the affirmative vote of a majority of the shares of Riot stock present and voting at a stockholders’ meeting is required to obtain stockholder approval, on an advisory basis, of the Company’s compensation of its executive officers. The results of the stockholder vote at the 2024 Annual Meeting on this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes

96,097,829	9,599,516	1,265,820	68,035,223

Accordingly, the Company’s executive compensation for the year ended December 31, 2023, was approved by an advisory vote of the stockholders.

Proposal No. 4: Approval to Amend the Articles of Incorporation of Riot Platforms, Inc. to increase the number of shares of Common Stock Authorized for Issuance

According to our Articles of Incorporation and Nevada law, the affirmative vote of the majority of the voting power of the Company eligible to vote at a stockholders’ meeting (i.e., at least a majority of the shares outstanding as of the record date for such stockholders’ meeting) is needed to obtain stockholder approval of an amendment to the Articles of Incorporation affecting the rights of stockholders. Accordingly, the affirmative vote of at least 144,392,474 shares of Riot’s stock was required to obtain stockholder approval of the Amendment. The results of the stockholder vote at the 2024 Annual Meeting on this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes

152,549,214	20,176,499	2,272,675	0

Accordingly, we obtained the required majority vote, and approval to amend the Articles of Incorporation of Riot Platforms, Inc. pursuant to the Amendment, to increase the number of shares of Common Stock authorized for issuance from 340 million shares to 680 million shares, was approved by the Company’s stockholders.

Proposal No. 5: Approval of the Sixth Amendment to the 2019 Equity Incentive Plan

According to our Articles of Incorporation and Bylaws, the affirmative vote of a majority of the shares of Riot stock present and voting at a stockholders’ meeting was required to obtain stockholder approval of the Sixth Amendment to the 2019 Equity Plan and the reservation for issuance thereunder of the 15,000,000 Sixth Amendment Shares. The results of the stockholder vote at the 2024 Annual Meeting on this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes

92,910,655	13,252,201	800,309	68,035,223

Accordingly, the Sixth Amendment to the 2019 Equity Plan, as included as Appendix D to the Proxy and attached hereto as Exhibit 4.1, was approved by vote of the stockholders.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

3.1	Amendment to the Articles of Incorporation of Riot Platforms, Inc.
4.1	Sixth Amendment to the 2019 Equity Incentive Plan of Riot Platforms, Inc.
4.2	2019 Equity Incentive Plan of Riot Platforms, Inc. as amended.
10.1	Indemnification Agreement of Riot Platforms, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: June 18, 2024